UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

Shire plc

(Exact name of registrant as specified in its charter)

Jersey

(State or other jurisdiction of incorporation)

0-29630	98-0484822
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke,
Hampshire RG24 8EP England

(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 5, 2008, Shire plc, a public company limited by shares incorporated under the laws of Jersey (“Shire”), and Shire Human Genetic Therapies, Inc., a Delaware corporation formerly known as Transkaryotic Therapies, Inc. (“TKT”) and a subsidiary of Shire, entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with the former dissenting shareholders of TKT named in the Delaware Court of Chancery action captioned In re: Transkaryotic Therapies, Inc.

Pursuant to the Settlement Agreement, Shire agreed to pay to the parties named therein the same price of $37.00 per share originally offered to all TKT shareholders at the time of the July 2005 merger between Shire and TKT, plus $13.00 per share in interest.  The parties to the Settlement Agreement agreed that the Settlement Agreement shall not be deemed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing or of the truth of the claims or allegations alleged by the plaintiff or as waiver by Shire of any defenses thereto.

The terms of the Settlement Agreement state that provided the Delaware Court of Chancery shall have entered an order authorizing dismissal of the action on or before November 7, 2008, Shire shall make payment of the settlement amount due to each payee as set forth in the Settlement Agreement and file a stipulation of dismissal of the action.  The Delaware Chancery Court approved dismissal of the case on November 5, 2008, and Shire made the payments to the dissenting shareholders on November 7, 2008.  The parties filed the stipulation of dismissal on November 7, 2008.

The Settlement Agreement also provides for mutual releases to take effect without further action by any party upon receipt by certain named entities of their respective settlement amount.

The Settlement Agreement is governed by Delaware law.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.24 of Form 10-Q filed by Shire plc on November 10, 2008, and is incorporated by reference into this Item 1.01.

Item 8.01.  Other Events

     Shire plc has issued the press releases attached hereto as Exhibit 99.01 and 99.02 which are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

                  (d)  Exhibits.  The following exhibits are filed herewith:

99.01	Press Release dated November 5, 2008

99.02	Press Release dated November 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ A C Russell
	Name:	Angus Russell
	Title:	Chief Executive Officer

Dated: November 7, 2008

EXHIBIT INDEX

Number	Description
99.01	Press Release dated November 5, 2008

99.02	Press Release dated November 7, 2008